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                                                                      EXHIBIT 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Vineyard National Bancorp:

       We consent to the incorporation of our Report dated March 21 2000, on the consolidated financial statements of Vineyard National Bancorp as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, included in its Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ VAVRINEK, TRINE, DAY & CO., LLP
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VAVRINEK, TRINE, DAY & CO., LLP
Certified Public Accountants
Rancho Cucamonga, California